SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2011

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of priceline.com Incorporated (the “Company”), was held on June 2, 2011, in Greenwich, Connecticut.

The stockholders of the Company elected all of the Company’s nominees for director, until the next annual meeting of stockholders or until their respective successors are elected and qualified, based upon the following votes:

	Votes Cast For	Votes Cast Against
Nominee	Number	Number	Broker Non-Votes
Jeffery H. Boyd	39,571,541	871,864	2,526,996
Ralph M. Bahna	35,287,097	5,156,308	2,526,996
Howard W. Barker, Jr.	36,292,549	4,150,856	2,526,996
Jan L. Docter	39,397,519	1,045,886	2,526,996
Jeffrey E. Epstein	39,094,304	1,349,101	2,526,996
James M. Guyette	35,612,660	4,830,745	2,526,996
Nancy B. Peretsman	39,567,515	875,890	2,526,996
Craig W. Rydin	39,191,691	1,251,714	2,526,996

The stockholders of the Company ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, based upon the following votes:

Votes for approval:	42,551,316
Votes against:	405,276
Abstentions:	13,808
Broker non-votes:	0

The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

Votes for approval:	38,979,180
Votes against:	1,446,215
Abstentions:	18,009
Broker non-votes:	2,526,996

The stockholders of the Company voted, on an advisory basis, to hold future advisory votes to approve the compensation of the Company’s named executive officers as follows:

Every year:	36,151,487
Every 2 years:	285,705
Every 3 years:	3,977,297
Abstentions:	28,915
Broker non-votes:	2,526,996

A stockholder proposal regarding stockholder action by written consent was not approved based upon the following votes:

Votes for approval:	18,607,992
Votes against:	21,765,875
Abstentions:	69,537
Broker non-votes:	2,526,996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Date:  June 2, 2011